EXHIBIT INDEX

77D.  Policies with Respect to Security Investments

On September 20, 2001, the Board of Trustees approved changes to the Registrant's investment policies in accordance with new SEC Rule 35d-1 of the Investment Company Act of 1940. Listed below are the Fund's new investment policies, which became effective November 1, 2001:

TAX-FREE MONEY FUND AND TAX-FREE INTERMEDIATE TERM FUND

Under normal circumstances at least 80% of the income distributed will be exempt from federal income tax, including the alternative minimum tax.

OHIO TAX-FREE MONEY FUND

Under normal circumstances, at least 80% of net assets will be invested in Ohio municipal obligations. Shareholders will be provided with at least 60 days' prior notice of any change in this policy.

Under normal circumstances, at least 80% of net assets will be invested in short-term municipal obligations that pay interest that is exempt from federal income tax, including the alternative minimum tax, and Ohio personal income tax.

OHIO INSURED TAX-FREE FUND

The Fund invests primarily (at least 80% of net assets) in high-quality, long-term Ohio municipal obligations, including general obligation bonds, revenue bonds and industrial development bonds, that are protected by insurance guaranteeing the payment of principal and interest in the event of default. Shareholders will be provided with at least 60 days' prior notice of any change in this policy.

Under normal circumstances, at least 80% of the income distributed will be exempt from federal income tax, including the alternative minimum tax, and Ohio personal income tax.

CALIFORNIA TAX-FREE MONEY FUND

Under normal circumstances, at least 80% of net assets will be invested in California municipal obligations. Shareholders will be provided with at least 60 days' prior notice of any change in this policy.

Under normal circumstances, at least 80% of the income distributed will be exempt from federal income tax, including the alternative minimum tax, and California income tax.

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FLORIDA TAX-FREE MONEY FUND

Under normal circumstances, at least 80% of net assets will be invested in Florida municipal obligations. Shareholders will be provided with at least 60 days' prior notice of any change in this policy.

Under normal circumstances, at least 80% of the income it distributes will be exempt from federal income tax, including the alternative minimum tax, and the Florida intangible personal property tax.

A copy of the proposal to change the Registrant's investment policies, which was provided to the Board of Trustees is attached.

77Q1.  Exhibits

(b) Proposed Changes to Investment Policies of Touchstone Tax-Free Trust Under New Fund Names Rule

                                   MEMORANDUM

TO:       Board of Trustees

FROM:     Jill McGruder

RE: Proposed Changes to Investment Policies of Touchstone Tax-Free Trust Under New Fund Names Rule

================================================================================
Rule 35d-1 of the 1940 Act ("New Rule 35d-1") requires that, in order not to be materially deceptive and misleading, a mutual fund whose name suggests that it focuses its investments in a particular type of investment, must:

1) adopt a policy to invest, under normal circumstances, at least 80% of the value of its assets in the particular type of investment suggested by the fund's name; and
2) (a) the foregoing investment policy may be a fundamental policy, in which case a change in the policy must be approved by the fund's shareholders, OR
     (b) the foregoing investment policy may be a non-fundamental policy, in which case the fund must provide the fund's shareholders with at least 60 days prior notice of any change in the investment policy.

Management proposes that each Fund affected by New Rule 35d-1 change its investment policies, in lieu of changing its name. Listed below is an analysis of the changes required to the investment policies of the Funds in order to comply with New Rule 35d-1.

SUMMARY

The following funds must adopt a new NONFUNDAMENTAL policy to invest 80% of net assets in the investments, industries or geographic areas suggested by their names. This requires the approval of the Board of Trustees and may be changed in the future by the Board of Trustees.

Ohio Tax-Free Money Fund
Ohio Insured Tax Free Fund
California Tax-Free Money Fund
Florida Tax-Free Money Fund

The following funds must adopt a new FUNDAMENTAL investment policy, which requires the approval of the Board of Trustees, but which may be changed only with the approval of the Fund's shareholders.

Ohio Tax-Free Money Fund                Tax-Free Money Fund
California Tax-Free Money Fund          Tax-Free Intermediate Term Fund
Florida Tax-Free Money Fund             Ohio Insured Tax-Free Fund

Funds are required to be in compliance with New Rule 35d-1 by July 31, 2002. If the required changes are made to the Funds' prospectuses during each prospectus regular annual update, the changes would be made November 1, 2001 to TTFT, February 1, 2002 to TINT and July 31, 2002 to TST.

We are proposing that the required changes be made to the prospectus of TTFT in conjunction with its regular November 1, 2001 annual update. Management will make a recommendation regarding TST and TINT at future Board meetings.

Listed below is a detailed analysis of the changes proposed for each TTFT Fund:

TAX-FREE MONEY FUND

REQUIREMENTS - The Fund must adopt a fundamental policy (1) to invest, under normal circumstances, at least 80% of the value of its net assets in investments the income of which is exempt from federal income tax OR (2) to invest, under normal circumstances, its net assets so that at least 80% of the income that IT DISTRIBUTES will be exempt from federal income tax.

CURRENT POLICY - The Fund has a fundamental investment policy that under normal circumstances at least 80% of ITS ANNUAL INCOME will be exempt from federal income tax, including the alternative minimum tax.

RECOMMENDED CHANGES - Adopt an additional fundamental policy that the Fund will invest, under normal circumstances, its net assets so that at least 80% of the income that IT DISTRIBUTES will be exempt from federal income tax.

TAX-FREE INTERMEDIATE TERM FUND

REQUIREMENTS - The Fund must adopt a fundamental policy (1) to invest, under normal circumstances, at least 80% of the value of its net assets in investments the income of which is exempt from federal income tax OR (2) to invest, under normal circumstances, its net assets so that at least 80% of the income that IT DISTRIBUTES will be exempt from federal income tax.

CURRENT  POLICY  -  The  Fund  has  a  fundamental   policy  that  under  normal
circumstances at least 80% of ITS ANNUAL income will be exempt from federal income tax, including the alternative minimum tax.

RECOMMENDED CHANGES - Adopt a new, additional fundamental policy that the Fund will invest, under normal circumstances, its net assets so that at least 80% of the income that IT DISTRIBUTES will be exempt from federal income tax.

OHIO TAX-FREE MONEY FUND

REQUIREMENTS - The Fund must have either (1) a fundamental policy to invest at least 80% of net assets, under normal circumstances, in Ohio obligations OR (2) a nonfundamental policy to invest at least 80% of net assets, under normal circumstances, in Ohio obligations and to give shareholders 60 days' notice of any change to this 80% policy.

AND

The Fund must adopt a fundamental policy (1) to invest, under normal circumstances, at least 80% of the value of its net assets in investments the income of which is exempt from both federal and Ohio income tax OR (2) to invest, under normal circumstances, its assets so that at least 80% of the income that IT DISTRIBUTES will be exempt from both federal and Ohio income tax.

CURRENT POLICY - The Fund invests primarily (at least 65% of TOTAL assets) in high-quality, short-term Ohio municipal obligations issued by the State of Ohio, its agencies and municipalities, that pay interest that is exempt from both federal income tax and Ohio personal income tax.

AND

The Fund has a fundamental investment policy that under normal circumstances at least 80% of its TOTAL assets will be invested in short-term municipal obligations that pay interest that is exempt from federal income tax, including the alternative minimum tax.

RECOMMENDED CHANGES - Change the Fund's nonfundamental policy to state "The Fund invests primarily (at least 80% of NET assets) in high-quality, short-term Ohio municipal obligations issued by the State of Ohio, its agencies and municipalities, that pay interest that is exempt from BOTH federal income tax AND OHIO PERSONAL INCOME TAX. SHAREHOLDERS WILL BE PROVIDED WITH AT LEAST 60 DAYS' PRIOR NOTICE OF ANY CHANGE IN THIS POLICY."

AND

Adopt a new, additional fundamental policy that under normal circumstances at least 80% of the Fund's NET assets will be invested in short-term municipal obligations that pay interest that is exempt from federal income tax, including the alternative minimum tax, AND OHIO PERSONAL INCOME TAX. . PROSPECTUS DISCLOSURE - The Prospectus must disclose the specific criteria used to select investments that are tied economically to the State of Ohio.

OHIO INSURED TAX-FREE FUND

REQUIREMENTS - The Fund must have either (1) a fundamental policy to invest at least 80% of net assets, under normal circumstances, in insured Ohio obligations OR (2) a nonfundamental policy to invest at least 80% of net assets, under normal circumstances, in insured Ohio obligations and to give shareholders 60 days' notice of any change to this 80% policy.

AND

The Fund must adopt a fundamental policy (1) to invest, under normal circumstances, at least 80% of the value of its net assets in investments the income of which is exempt from both federal and Ohio income tax OR (2) to invest, under normal circumstances, its assets so that at least 80% of the income that IT DISTRIBUTES will be exempt from both federal and Ohio income tax.

CURRENT POLICY - The Fund invests primarily (at least 65% of TOTAL assets) in high-quality, long-term Ohio municipal obligations.

AND

The Fund has a fundamental investment policy that under normal circumstances at least 80% of ITS ANNUAL INCOME will be exempt from federal income tax, including the alternative minimum tax, and Ohio personal income tax.

RECOMMENDED CHANGES - Change the Fund's nonfundamental policy to state "The Fund invests primarily (at least 80% of NET assets) in high-quality, long-term Ohio municipal obligations. SHAREHOLDERS WILL BE PROVIDED WITH AT LEAST 60 DAYS' PRIOR NOTICE OF ANY CHANGE IN THIS POLICY."

AND

Adopt a new, additional fundamental policy that, under normal circumstances, the Fund will invest its assets so that at least 80% of the income that IT DISTRIBUTES will be exempt from federal income tax, including the alternative minimum tax, and Ohio personal income tax.

PROSPECTUS DISCLOSURE - The Prospectus must disclose the specific criteria used to select investments that are tied economically to the State of Ohio.

CALIFORNIA TAX-FREE MONEY FUND

REQUIREMENTS - The Fund must have either (1) a fundamental policy to invest at least 80% of net assets, under normal circumstances, in California obligations OR (2) a nonfundamental policy to invest at least 80% of net assets, under normal circumstances, in California obligations and to give shareholders 60 days' notice of any change to this 80% policy.

AND

The Fund must adopt a fundamental policy (1) to invest, under normal circumstances, at least 80% of the value of its net assets in investments the income of which is exempt from both federal and California income tax OR (2) to invest, under normal circumstances, its net assets so that at least 80% of the income that IT DISTRIBUTES will be exempt from both federal and California income tax.

CURRENT POLICY - The Fund invests primarily (at least 65% of TOTAL assets) in high-quality, short-term California municipal obligations issued by the State of California, its agencies and municipalities, that pay interest that is exempt from both federal income tax and California income tax.

AND

The Fund has a fundamental investment policy that under normal circumstances at least 80% of ITS ANNUAL INCOME will be exempt from federal income tax, including the alternative minimum tax.

RECOMMENDED CHANGES - Change the Fund's nonfundamental policy to state "The Fund invests primarily (at least 80% of NET assets) in high-quality, short-term California municipal obligations issued by the State of California, its agencies and municipalities, that pay interest that is exempt from both federal income tax and California income tax. SHAREHOLDERS WILL BE PROVIDED WITH AT LEAST 60 DAYS' PRIOR NOTICE OF ANY CHANGE IN THIS POLICY."

AND

Adopt a new, additional fundamental policy that, under normal circumstances, the Fund will invest its assets so that at least 80% of the income that IT DISTRIBUTES will be exempt from federal income tax, including the alternative minimum tax, and California income tax.

PROSPECTUS DISCLOSURE - The Prospectus must disclose the specific criteria used to select investments that are tied economically to the State of California.

FLORIDA TAX-FREE MONEY FUND

REQUIREMENTS - The Fund must have either (1) a fundamental policy to invest at least 80% of net assets, under normal circumstances, in Florida obligations OR
(2) a nonfundamental policy to invest at least 80% of net assets, under normal circumstances, in Florida obligations and to give shareholders 60 days' notice of any change to this 80% policy.

AND

The Fund must adopt a fundamental policy (1) to invest, under normal circumstances, at least 80% of the value of its net assets in investments the income of which is exempt from both federal and Florida income tax OR (2) to invest, under normal circumstances, its assets so that at least 80% of the income that IT DISTRIBUTES will be exempt from both federal and Florida income tax.

CURRENT POLICY - The Fund invests primarily (at least 65% of TOTAL assets) in high-quality, short-term Florida municipal obligations issued by the State of Florida, its agencies and municipalities, that pay interest that is exempt from both federal income tax and the Florida intangible personal property tax.

AND

The Fund has a fundamental investment policy that, under normal circumstances, at least 80% of its annual income will be exempt from federal income tax, including the alternative minimum tax.

RECOMMENDED CHANGES - Change the Fund's nonfundamental policy to state "The Fund invests primarily (at least 80% of NET assets) in high-quality, short-term Florida municipal obligations issued by the State of Florida, its agencies and municipalities, that pay interest that is exempt from both federal income tax and the Florida intangible personal property tax. SHAREHOLDERS WILL BE PROVIDED WITH AT LEAST 60 DAYS' PRIOR NOTICE OF ANY CHANGE IN THIS POLICY."

AND

Adopt a new, additional fundamental policy that, under normal circumstances, the Fund will invest its assets so that at least 80% of the income that IT DISTRIBUTES will be exempt from federal income tax, including the alternative minimum tax, and Florida intangible personal property tax.

PROSPECTUS DISCLOSURE - The Prospectus must disclose the specific criteria used to select investments that are tied economically to the State of Florida.